UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2017

WOLVERINE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35034	27-3939016
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (989) 631-4280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Wolverine Bancorp, Inc. (the "Company") was held on October 3, 2017.  The matters listed below were submitted to a vote of the stockholders and the proposals are described in detail in the proxy statement/prospectus filed with the Securities and Exchange Commission on September 1, 2017.  The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with Horizon Bancorp

The stockholders approved and adopted the Agreement and Plan of Merger between Horizon Bancorp and Wolverine Bancorp, Inc., dated as of June 13, 2017, pursuant to which the Company will merge with and into Horizon Bancorp, as well as the merger, as follows:

For	1,698,437
Against	11,494
Abstain	7,732
Broker non-votes	0

Proposal 2 – Approval of non-binding, advisory resolution to approve certain compensation payable to named executive officers

The stockholders approved a non-binding, advisory proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	1,499,131
Against	209,711
Abstain	8,821
Broker non-votes	0

Proposal 3 – Approval of Adjournment of Special Meeting

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Agreement and Plan of Merger and the merger, was not considered by stockholders based on the approval of Proposal 1 at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WOLVERINE BANCORP, INC.
DATE: October 4, 2017	By: /s/ Rick A. Rosinski
Rick A. Rosinski
Chief Operating Officer